EXHIBIT 4.1

PEOPLES BANCORP INC.
138 Putnam Street
Marietta, OH  45750
(740) 373-3155

March 1, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE:  Peoples Bancorp Inc. – Annual Report on Form 10-K for the fiscal year ended December 31, 2009

Ladies and Gentlemen:

Peoples Bancorp Inc., an Ohio corporation, is today filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”), as executed on March 1, 2010.

Pursuant to the provisions of Item 601(b)(4)(iii) of SEC Regulation S-K, Peoples Bancorp Inc. hereby agrees to furnish to the SEC, upon request, copies of instruments and agreements defining (i) the rights of holders of Peoples Bancorp Inc.’s long-term debt or (ii) the rights of holders of the long-term debt of one of its consolidated subsidiaries, not being filed or incorporated by reference as an exhibit to the Form 10-K.  Such long-term debt does not exceed 10% of the total assets of Peoples Bancorp Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

Peoples Bancorp Inc.

/s/ EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President,
Chief Financial Officer and Treasurer